Exhibit 5.1



December 27, 2001





Intervest Bancshares Corporation
10 Rockefeller Plaza, Suite 1015
New York, New York  10020-1903

         Re:      Intervest Bancshares Corporation
                  Post Effective Amendment on Form S-2 to Registration Statement on Form SB-2

Gentlemen:

         You have requested our opinion in connection with a Post Effective Amendment on Form S-2 to a Registration Statement on Form S-1 (the "Registration Statement") filed by Intervest Bancshares Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), in connection with the Company's issuance of up to 2,455,218 shares of Class A Common Stock and up to 195,000 shares of Class B Common Stock upon the exercise of outstanding warrants and the issuance of up to 692,308 shares of Class A Common Stock upon the conversion of outstanding debentures. The shares of Class A and Class B Common Stock covered by the Registration Statement are herein referred to as the "Shares." Capitalized terms, unless otherwise defined herein, shall have the meanings set forth in the Registration Statement.

         In connection with this opinion, we have examined the Registration Statement, the Certificate of Incorporation of the Company, the Bylaws of the Company, Certificates of Public Officials and Officers of the Company and such other documents and records as we have deemed necessary or appropriate for purposes of our opinion.

         Based  on  the  foregoing,   and  subject  to  the  qualifications  and
assumptions referred to herein, we are of the opinion that:

         a. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

         b.   The Shares,  when issued and delivered in the manner  comtemplated
in  the  Registration   Statement  will  be  validly  issued,   fully  paid  and
nonassessable.

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         We have assumed the  authenticity  of all documents  submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the truth of all facts recited in all relevant documents.

         The opinions set forth above are limited to the laws of the state of New York and the federal laws of the United States.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus included in the Registration Statement.


                                                  Very truly yours,


                                                  Harris Beach LLP


                                                  By:      /s/ Thomas E. Willett
                                                           ---------------------
                                                           Thomas E. Willett,
                                                           Member of the Firm